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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE


          QUALMARK CORPORATION REPORTS FIRST QUARTER FINANCIAL RESULTS




  "...OUR BUSINESS HAS EXPANDED 39% OVER THE LAST SIX MONTHS AND 114% OVER THE
                             LAST TWELVE MONTHS..."


(April 28, 2004) - Denver, Colorado - QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing) and HASS (Highly Accelerated Stress Screening) systems and providing the World's largest corporations with products that improve product reliability allowing them to get to market faster, today announced results for the first quarter ended March 31, 2004.

For the first quarter of 2004, the Company recorded total revenue of $2,849,000, net income of $243,000 or a basic and diluted income per share of $0.04, compared with total revenue of $1,334,000, net loss of $342,000 or a basic and diluted loss per share of $0.12 for the first quarter of 2003.

Commenting on the first quarter of 2004 results, Charles Johnston, QualMark's President and CEO stated, "we are excited with the continued growth and profitability of our business during the first quarter. Our business has expanded 39% over the last six months and 114% over the last twelve months, with our profitability expanding over 100% from the fourth quarter of 2003. The primary driver for our growth is attributed to our continued dominant presence in the international marketplace. We are astounded at the tremendous rate the Asia Pacific market is implementing our HALT and HASS technology, especially in the consumer electronics realm. The European market has continued to open up, which has allowed us to solidify our technology in the automotive and aerospace industries. Domestically, our involvement with government and military contractors has begun to progress rapidly."

QUALMARK'S QUARTERLY CONFERENCE CALL TO DISCUSS FIRST QUARTER 2004 RESULTS WILL BE HELD TODAY, APRIL 28, 2004 AT 11:00 A.M. EASTERN TIME.

TO PARTICIPATE VIA CONFERENCE CALL DIAL 888-318-6430 (IF CALLING FROM WITHIN THE U.S.) NO LATER THAN 10:50 A.M. EST ON APRIL 28TH. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.



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
STATEMENT OF OPERATIONS                                                FOR QUARTER ENDED
                                                                           MARCH 31,
                                                                2004                        2003
                                                         -----------------           -----------------
Systems revenue                                          $       2,548,000           $       1,078,000
ARTC service revenue                                               301,000                     256,000
Total revenue                                                    2,849,000                   1,334,000
                                                         -----------------           -----------------
Gross profit                                                     1,449,000                     410,000
Gross profit margin                                                   50.9%                       30.7%
                                                         -----------------           -----------------
Income (loss) from operations                                      266,000                    (310,000)
Pretax income (loss)                                               243,000                    (342,000)
Net income (loss)                                                  243,000                    (342,000)
                                                         =================           =================


EARNINGS PER SHARE
RECONCILING ITEMS:

Preferred stock dividends                                          (52,000)                    (48,000)

Accretion of redeemable preferred stock                            (54,000)                    (54,000)

Net income (loss) available to common
shareholders                                                       137,000                    (444,000)
                                                         -----------------           -----------------

Basic earnings (loss) per share                          $            0.04           $           (0.12)
                                                         =================           =================
Diluted earnings (loss) per share                        $            0.04           $           (0.12)
                                                         =================           =================
Basic weighted average shares outstanding                        3,610,000                   3,610,000
Diluted weighted average shares outstanding                      3,747,000                   3,610,000


QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems providing the world's largest corporations with products that improve product reliability and allow them to get to market faster. The Company has installed more than 450 of its proprietary testing systems in 18 countries, operates ten of its own, partner testing, and consulting facilities worldwide. The Company also offers engineering services and products that complement the core technologies of QualMark and other test equipment providers.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities


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Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.

         Contact:
              QUALMARK CORPORATION
              CHARLES JOHNSTON, President and CEO
              ANTHONY SCALESE, CFO
              303-254-8800
                  Internet: www.qualmark.com